UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2011 (November 1, 2011)

ARKANSAS BEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation or
organization)

3801 Old Greenwood Road

Fort Smith, Arkansas 72903

(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 1, 2011, Arkansas Best Corporation (the “Company”) issued a press release announcing that James A. Ingram has been promoted to Senior Vice President — Strategic Development, effective November 1, 2011.

Since April 2010, Mr. Ingram, who is 44 years old, has served the Company as Vice President of Strategic Development.  He had previously served as Vice President-Marketing Development for the Company from January 2008 to April 2010 and as Vice President-Marketing Development for ABF Freight System, Inc. (“ABF”), the Company’s largest subsidiary, from February 2006 through December 2007. From January 2000 through January 2006, Mr. Ingram was ABF’s Director-Quotation Services.  Between January 1990 and December 1999, Mr. Ingram served in ABF’s Pricing Department as an Analyst, Senior Analyst and Pricing Manager.  Effective November 1, 2011, Mr. Ingram’s annual salary is $285,000.

There are no family relationships between Mr. Ingram and other Company officers or directors and no related person transactions between the Company and Mr. Ingram reportable under Item 404(a) of Regulation S-K.

ITEM 9.01 — Financial Statements and Exhibits.

99.1	Press release of Arkansas Best Corporation dated November 1, 2011, regarding the announcement of the November 1, 2011 promotion of James A. Ingram to Senior Vice President — Strategic Development

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANSAS BEST CORPORATION

(Registrant)

Date:	November 3, 2011	/s/	Michael R. Johns
Michael R. Johns,
Vice President — General Counsel and
Corporate Secretary